Exhibit 99.1

Rovi Corporation 2830 De La Cruz Blvd. Santa Clara, CA 95050 (408) 562-8400 Main

ROVI CORPORATION APPOINTS THOMAS CARSON AS

PRESIDENT AND CHIEF EXECUTIVE OFFICER

SANTA CLARA, Calif. (GLOBE NEWSWIRE)—December 15, 2011—Rovi Corporation (NASDAQ: ROVI) announced today the appointment of Thomas Carson as its President and Chief Executive Officer effective immediately, succeeding Alfred J. Amoroso, who has held the position since July 2005. Mr. Carson has also been elected to the Rovi Board of Directors. Mr. Amoroso will assist the Board and Mr. Carson during a transition period, as announced in May 2011.

Mr. Carson joined Rovi in May 2008, with the acquisition of Gemstar-TV Guide International and most recently served as Executive Vice President of Worldwide Sales and Marketing. From April 2006 to May 2008, Mr. Carson served in various capacities at Gemstar, including President of the North American IPG business and President for North American CE business. Prior to Gemstar, Mr. Carson held a variety of executive positions at Thomson Corporation, including Executive Vice President, Global Sales and Services. Mr. Carson holds a B.S. in Business Administration as well as an MBA from Villanova University.

“The Board of Directors is confident that Tom Carson is the right person to lead the Company,” said Andy Ludwick, chairman of the Board of Directors. “Our belief in Rovi’s direction and strategy played a significant role in our selection process. Rovi is fortunate to have deep management strength and Tom has the skill-set and global expertise essential to lead this outstanding group.”

“Tom has been instrumental in expanding the Company globally, especially in gaining traction with new solutions, which has led to our great success,” said Fred Amoroso. “Tom embodies key aspects of the Rovi culture through his ability to foster effective teamwork, focus on business execution and build customer relationships. I am excited about the direction and future of Rovi, and watching the Company continue to flourish under Tom’s leadership.”

“Rovi is a world-class company at the heart of digital entertainment technology with tremendous assets, vision, employees and customers,” said Tom Carson. “This is a market undergoing great transformation, which has exposed multiple opportunities. I look forward to taking on this new role, and moving the Company forward.”

About Rovi Corporation

Rovi Corporation is focused on revolutionizing the digital entertainment landscape by delivering solutions that enable consumers to intuitively connect to new entertainment from many sources and locations. The company also provides extensive entertainment discovery solutions for television, movies, music and photos to its customers in the consumer electronics, cable and satellite, entertainment and online distribution markets. These solutions, complemented by industry leading entertainment data, create the connections between people and technology, and enable them to discover and manage entertainment in an enjoyable form.

Rovi holds approximately 5,100 issued or pending patents worldwide and is headquartered in Santa Clara, California, with numerous offices across the United States and around the world including Japan, Luxembourg, and the United Kingdom. More information about Rovi can be found at www.rovicorp.com.

All statements contained herein, including the quotations attributed to Messrs. Amoroso, Carson and Ludwick, that are not statements of historical fact, including statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or “looking to the future” or similar words that describe the Company’s or its management’s future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company’s estimates of future revenues and earnings, business strategies, and future opportunities for product, market or customer expansion.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Such factors include, among others, the Company’s ability to successfully execute on its strategic plan and customer demand for and industry acceptance of the Company’s technologies and integrated solutions. Such factors are further addressed in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2011 and such other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). The Company assumes no obligation, except as required by law, to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

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For more information, contact:

Investor Contact:

James Budge

Rovi Corporation

+1 (408) 562-8400

Media/Industry Analyst Relations Contacts:

Chris Taylor

Rovi Corporation

+1 (408) 562-3077

Chris.D.Taylor@rovicorp.com

Chris Fallon

Finn Partners for Rovi Corporation

+1 (917) 974-1667

chris@finnpartners.com